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                                                   Exhibit 23




               Consent of Independent Auditors


We   consent  to  the  incorporation  by  reference  in  the
Registration Statement (Form S-8 No. 333-79399 and No.  333-
9020) pertaining to the BP America Savings and Investment Plan of BP Amoco p.l.c. of our report dated June 22, 2000, with respect to the financial statements of the BP America Savings and Investment Plan included in this Annual Report (Form 11-K) for the period from December 30, 1999 to December 31, 1999 and for the year ended December 30, 1999.







                                      ERNST & YOUNG LLP






Chicago, Illinois
June 26, 2000

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